EXHIBIT 10.1

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT, dated as of June 16, 2009 (this “Amendment”), is entered into among TRUE TEMPER CORPORATION, a Delaware corporation (“Holdings”), TRUE TEMPER SPORTS, INC., a Delaware corporation (the “Borrower”), TRUE TEMPER SPORTS-PRC HOLDINGS, INC., a Delaware corporation (together with Holdings and the Borrower, the “Loan Parties”), CREDIT SUISSE, as administrative agent and collateral agent (in such capacities, the “Agent”), and the LENDERS (collectively, the “Lenders”) from time to time party to that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 27, 2006 (amending and restating that certain Credit Agreement, dated as of March 15, 2004) (as otherwise amended, restated, supplemented, waived or otherwise modified from time to time, the “First Lien Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Existing Forbearance Agreement (as defined herein).

WITNESSETH:

WHEREAS, the parties hereto entered into that certain Forbearance Agreement, dated as of March 16, 2009 (the “Existing Forbearance Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Forbearance Agreement”).

WHEREAS, pursuant to the Existing Forbearance Agreement, the Agent and the Lenders agreed to forbear during the Forbearance Period from exercising their rights and remedies arising solely in connection with the Specified Defaults in exchange for certain consideration described therein.

WHEREAS, the Borrower has requested that the Agent and the Lenders, and the Agent and the Lenders have agreed to, extend the Forbearance Period for 30 days, and in connection therewith the parties hereto have agreed to amend the Existing Forbearance Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.            Amendments to the Existing Forbearance Agreement.

(i)            Section C of the Existing Forbearance Agreement is hereby amended by:

(1)           deleting “provided, that the Loan Parties can make payments to the Sponsor or any Sponsor Related Parties for the reimbursement for expenses up to $5,000 in the aggregate during the Forbearance Period” in subsection (v)(c); and

(2)           deleting the date “June 16, 2009” in subsection (vi) and inserting in lieu thereof the date “July 16, 2009”.

(ii)           Section F of the Existing Forbearance Agreement is hereby amended by:

(1)           Deleting subsection (3) thereof in its entirety and replacing it with the following:

The Borrower shall not permit the net revenues for the periods set forth below to be less than the amounts set forth opposite such period below:

Period	Net Revenues

March through May 2009	$18,500,000

June 2009	$8,000,000

(2)           Adding the following as subsection 12 thereto:

“During the Forbearance Period the Loan Parties shall use their best efforts to develop with the Lenders a restructuring term sheet acceptable to the Lenders.”

B.            Effectiveness of Amendment.  This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the execution and delivery of counterparts of this Amendment duly executed by each of the Loan Parties, the Agent and each of the Revolving Credit Lenders and Required Lenders.

1)             Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders that (i) all of the representations and warranties set forth in the Existing Forbearance Agreement are true and correct in all material respects as of the date hereof and (ii) no Forbearance Termination Event has occurred.

C.            Continuing Effect; No Other Amendments.  Except as expressly provided herein, all of the terms and provisions of the Existing Forbearance Agreement are and shall remain in full force and effect, and no other amendment or waiver with respect thereto is hereby given.

D.            Release.  In partial consideration of the Agent and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases the Lenders, the Agent and the Lenders’ and the Agent’s officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof.

E.             Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

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F.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

G.            Entirety.  This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement, together with the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  In the event there is a conflict between this Amendment and the other Loan Documents, this Amendment shall control.

H.            Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the First Lien Credit Agreement or the other Loan Documents.

I.              Severability of Provisions.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

J.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

K.            Loan Document.  This Amendment is a Loan Document for all purposes.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Existing Forbearance Agreement to be duly executed and delivered as of the date first above written.

TRUE TEMPER CORPORATION

By:
Name:
Title

TRUE TEMPER SPORTS, INC.

By:
Name:
Title:

TRUE TEMPER SPORTS — PRC HOLDINGS, INC.

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Administrative Agent, Collateral Agent and
Revolving Credit Lender

By:
Name:
Title:

By:
Name:
Title:

LENDER

By:
Name:
Title: